Exhibit 10.1

CENTERSTATE BANK CORPORATION

2018 EQUITY INCENTIVE PLAN

1.Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.Definitions. The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

“Award” means the grant by the Compensation Committee and/or the Board of Directors of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Restricted Stock Units, Performance Units or Unrestricted Shares or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Company” means CenterState Bank Corporation

“Board” means the Board Directors of the Company.

“Cause” means, as determined by the Company, unless otherwise defined in an employment agreement between the Company and the Participant, a Participant’s termination of service by the Company as a result of the Participant’s theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the banking regulator of the Company or any of its subsidiaries, or any other act, activity or conduct of a Participant which in the opinion of the Company is adverse to the best interests of the Company or any Affiliate. “.

“Change of Control” means (i) a merger or consolidation of the Company with an unaffiliated entity, but not including a merger or consolidation in which any individual or group of shareholders of the Company who are the beneficial owners of more than 50% of the outstanding shares of Common Stock  immediately prior to such merger or consolidation are the beneficial owners of more than 50% of the outstanding shares of the common stock of the surviving corporation immediately after such merger or consolidation, (ii) the acquisition by any individual or group (other than by the Company, any of its Affiliates or any Company employee plan) during any 12-month period of beneficial ownership of more than 50% of the outstanding shares of Company common stock or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Compensation Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave, family leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.  With respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of Continuous Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

“Director” means any individual who is a member of the Board.

“Disability” means permanent and total disability as determined by the Compensation Committee and/or the Board pursuant to Code section 22(e)(3).

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or Board of Directors pursuant to the terms of the Plan that is intended to qualify under Code section 422.

“Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of the Shares on the Nasdaq Stock Market, or, if the Shares are not listed on the Nasdaq Stock Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of the Shares on the date in question as reported by Nasdaq or any similar system then in use, or, if no such quotations are available, the fair market value on such date of the Shares as the Compensation Committee and/or Board shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or the Board pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

“Officer” means an officer of the Company or any of its subsidiaries.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Compensation Committee and/or the Board to receive an Award.

“Performance Cycle” means the period of time, designated by the Compensation Committee and/or the Board, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 14 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 14 of the Plan.

“Plan” means the CenterState Bank Corporation 2018 Equity Incentive Plan.

“Restricted Period” means the period of time selected by the Compensation Committee and/or the Board for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares or Restricted Share Units.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Compensation Committee and/or the Board subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

“Restricted Stock Units” means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Retirement” means, in the case of an Employee or Director, a termination of Continuous Service by reason of the Employee’s or Director’s retirement on or after the Employee’s or Director’s 65th birthday, or on or after the Employee’s or Director’s 55th birthday provided such Employee or Director has completed at least 10 years of Continuous Service.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of the Company’s common stock, par value of $0.01 per share.

“Stock Appreciation Rights” means an award under the Plan pursuant to Section 13 of the Plan.

“Unrestricted Shares” means Shares awarded free of restrictions under the Plan pursuant to Section 15 of the Plan.

3.Administration. The Plan will be administered by the Board and/or the Compensation Committee, which will consist of two or more members of the Board, each of whom will be an independent director as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act and an “independent director” under the Nasdaq Corporate Governance Rules, as amended. The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Board through its Compensation Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. With respect to Directors and Named Executive Officers as it relates to (a) through (g) above, the Board will have sole and complete authority and discretion. With respect to all other Officers and Employees, the Board or the Compensation Committee will have complete authority and discretion with regard to (a) through (g) above.

A majority of the Compensation Committee and/or the Board will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee and/or the Board without a meeting, will be acts of the Board. All determinations and decisions made by the Compensation Committee and/or the Board pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. The Board hereby delegates this responsibility to its Compensation Committee.

4.Participants. The Compensation Committee and/or the Board may select from time to time Participants in the Plan from those Officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Compensation Committee and/or the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.Substitute Awards. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options (or other Awards) in substitution for Options (or other Awards) granted by the former employer. The Compensation Committee and/or the Board and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6.Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 16 hereof:

(a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 2,200,000 Shares. No more than $150,000 in grants of Shares may be issued to any Director in any one fiscal year.  The Shares with respect to which Awards may be made under the Plan are authorized and unissued Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

(b) Notwithstanding any other provision under the Plan, the Exercise Price for any Option or Stock Appreciation Right awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

7.General Terms and Conditions of Options.

(a) The Compensation Committee and/or the Board will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Compensation Committee and/or the Board, in its sole discretion, may determine.

(b) Other than in connection with a change in the Company’s capitalization (as described in Section 16 of the Plan), the Compensation Committee and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, without further approval of the shareholders of the Company, no Option shall be cancelled (i) and replaced by issuance to the same participant of an Option having a lower Exercise Price, or (ii) in exchange for cash or other Awards under the Plan.

(c) No Participant shall be entitled to any dividends or dividend equivalents on any unexercised Options.

8.Exercise of Options.

(a) Except as provided in Section 18, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to nearest whole share amount.

(b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Compensation Committee and/or the Board in its sole discretion.

9.Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Compensation Committee and/or the Board in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section. Section to Section 17, the treatment of any unvested options at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

(a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

(b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise outstanding Options to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within three (3) months prior to the cessation of Continuous Service.

(d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise outstanding Options (to the extent the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), within the period of twelve (12) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

(f) In the event of the Participant’s death or disability, the Participant or the Participant’s beneficiary may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

(g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired Option if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

10.Restrictive Covenants. In its discretion, the Compensation Committee and/or the Board may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

11.Incentive Stock Options.

(a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company’s shareholders, (ii) no Option will be exercisable more than ten (10) years from the date the Option is granted, (iii) the Exercise Price of each Option will not be less than the Market Value per Share on the date such Option is granted, (iv) no Incentive Stock Option will be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), (vi) no Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death and (vii) the maximum number of Shares available for issuance with respect to Incentive Stock Options is 440,000. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns as defined in Code section 424(d), shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any

Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

(b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

12.Terms and Conditions of Restricted Shares and Restricted Stock Units. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares or Restricted Stock Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Restricted Shares and/or Restricted Stock Units will be subject to the following provisions:

(a) At the time of an Award of Restricted Shares or Restricted Stock Units, the Compensation Committee and/or the Board will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest; but in no event earlier than one (1) year from grant date. Subject to paragraph (e) of this Section, the Participant will not have all the rights of a shareholder with respect to the Restricted Shares during the Restricted Period, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares or Restricted Stock Units. The Compensation Committee and/or the Board will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares or Restricted Stock Units prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

(b) Subject to Section 17, the treatment of any unvested Restricted Shares or Restricted Share Units at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

(c) Each certificate issued in respect to Restricted Shares or Restricted Stock Units will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

(d) At the time of an Award of Restricted Shares or Restricted Stock Units, the Participant will enter into an Award Agreement with the Company in a form specified by the Compensation Committee and/or the Board agreeing to the terms and conditions of the Award.

(e) Except as otherwise set forth in the Award Agreement, at the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

(f) No Award of Restricted Shares or Restricted Stock Units may be assigned, transferred or encumbered.

(g) The Committee may, in its discretion, specify in the applicable Award Agreement that RSU awards may be eligible to receive dividend equivalents during the Restricted Period and any dividend equivalents may be paid either in cash or in additional Shares and may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

13.Terms and Conditions of Stock Appreciation Rights. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Subject to Section 17, the treatment of any unvested Stock Appreciation Rights at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

(a) The Compensation Committee and/or the Board may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement:

(b) The base price may be no lower than the Market Value of a share of Common Stock on the date such other Award was granted (and no SAR may be retroactively granted). Other than in connection with a change in the Company’s capitalization (as described in Section 16 of the Plan), the Compensation Committee and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding SAR Award Agreement to reduce the base price. Furthermore, without further approval of the shareholders of the Company, no SAR shall be cancelled (i) and replaced by issuance to the same participant of a SAR having a lower base price, or (ii) in exchange for cash or other Awards under the Plan.

(c) The maximum term of a SAR shall be ten (10) years. The Compensation Committee and/or the Board may also grant limited SARs, which are exercisable only upon a Change of Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change of Control or other specified event.

(d) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

(e) If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

(f) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

(g) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise any outstanding SAR (to the extent the SAR is vested  at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Plan or the Award Agreement), within the period of twelve (12) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the SARs.

(h) In the event of the Participant’s death or Disability, the Participant or the Participant’s beneficiary may exercise outstanding SARs (to the extent that the Participant was entitled to exercise the SARs at the date of cessation of Continuous Service), but only within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

(i) Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired SAR if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(j) No Participant shall be entitled to any dividends or dividend equivalents on any SAR.

14.Performance Shares and Performance Units.

(a) The Compensation Committee and/or the Board may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established by the Compensation Committee and/or the Board based on any one or any combination of financial or other business criteria (the “Performance Goals”).

(b) In the case of Performance Units, the Compensation Committee and/or the Board shall determine the value of Performance Units under each Award.

(c) As determined in the discretion of the Compensation Committee and/or the Board of Directors, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d) At such time as it is certified by the Compensation Committee and/or the Board that the Performance Goals established by the Compensation Committee and/or the Board have been attained or otherwise satisfied within the Performance Cycle, the Compensation Committee and/or the Board will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle, subject to whatever additional holding period the Compensation Committee and/or the Board may require. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Compensation Committee and/or the Board.

(f) Subject to Section 17, the treatment of any unvested Performance Shares or Performance Units at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

(g) The Compensation Committee and/or the Board may, in its discretion, specify in the applicable Award Agreement that Performance Share and Performance Unit awards may be eligible to receive dividend equivalents during the Performance Cycle and any dividend equivalents may be paid either in cash or in additional Shares and may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(h) No Participant shall be entitled to any dividends or dividend equivalents or voting rights in connection with any unearned Performance Shares and Performance Units.

15.Unrestricted Share Awards. Subject to the terms and conditions of this Plan, the Committee and/or the Board may from time to time authorize the grant of Unrestricted Shares free of restrictions under the Plan to such Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimal consideration as may be required by law, as it shall determine.

16.Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger or consolidation (as to a merger or consolidation, where the shares of the Company are converted into stock and/or cash of another entity), or any change in the corporate structure affecting the Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price and base price, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Compensation Committee and/or the Board to prevent the dilution or diminution of Awards. The Compensation Committee and/or the Board’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

17.Effect of Change of Control.

(a) In the event of a Change in Control, the Compensation Committee and/or the Board may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards: (i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent;  (ii) substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including, without limitation, any applicable performance targets or criteria with respect thereto);  (iii) subject to (b) below, acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised); (iv) in the case of Performance Shares and Performance Units, determination of the level of attainment of the applicable performance condition(s); and (v)cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Compensation Committee and/or the Board in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Compensation Committee and/or the Board in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the intrinsic value of such Award, such value shall be deemed to be valid; provided further that, if the intrinsic value of an Option or SAR is equal to or less than zero, the Compensation Committee and/or the Board may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Compensation Committee and/or the Board may, in its sole discretion, terminate any Option or SAR for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

(b) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason except for Cause, at any time within twelve (12) months after a Change of Control, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of  Options, SARs, Restricted Shares or Restricted Stock Units will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment.

18.Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee and/or the Board may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

19.Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee, Director or other person, any right to Continuous Service.

20.Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Company requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Compensation Committee and/or the Board will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

21.Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Compensation Committee and/or the Board determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

22.Termination, Amendment and Modification of Plan. The Compensation Committee and/or the Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

23.Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

24.Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Florida.

25.Repricing of Options and SARs. Nothing in this Plan shall permit the repricing of any outstanding Options or SARs other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Section 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding Options and SARs under generally accepted accounting principles.

26.Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omission or fraud, the Comm ittee and/or the Board may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an Award from one or more Participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. To do this, the Committee and/or the Board may pursue various ways to recover from one or more Participants through: (i) payment of monetary amounts, (ii) cancellation of outstanding Awards, (iii) return or forfeiture of Shares, (iv) the withholding of future Awards, or (v) any combination of these or other actions. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) may also be subject to any clawback or recoupment arrangements or policies the Company may establish from time to time, and the Compensation Committee and/or the Board may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards in accordance with any such any clawback or recoupment arrangements or policies.

27.Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to a Participant. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

28.Communications with Third Parties.

(a) Nothing in this Plan or any Award Agreement thereunder limits a Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”),  any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company.  The Company may not retaliate against a Participant for any of these activities, and nothing in this Plan or an Award Agreement thereunder requires a Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b) Further, nothing in this Plan or an Award Agreement thereunder precludes a Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency.  However, following the effective date of this Plan, a Participant may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that the Participant filed or was filed on the Participant’s behalf.

(c) Pursuant to the Defend Trade Secrets Act of 2016, the Company and each Participant acknowledges and agrees that a Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition and without limiting the preceding sentence, if a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, such Participant may disclose the trade secret to the Participant’s attorney and may use the trade secret information in the court proceeding, if the Participant (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

Adopted by the Board of Directors of

CenterState Bank Corporation

as of February 15, 2018

Adopted by the Shareholders of

CenterState Bank Corporation

as of April 26, 2018